UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 7, 2013

Date of Report (Date of earliest event reported)

PULSE ELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12220 World Trade Drive
San Diego, CA 92128
(Address of principal executive offices)

(858) 674-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2013, Drew A. Moyer, Senior Vice President and Chief Financial Officer of Pulse Electronics Corporation (the "Company"), notified the Company that he is resigning from the Company effective November 6, 2013.  Mr. Moyer's resignation is personal in nature, and is not a result of, or related to, any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

On October 10, 2013, the Company appointed Michael C. Bond as Senior Vice President and Chief Financial Officer, and Dana M. Kinsch as Principal Accounting Officer, each effective as of November 6, 2013.

Mr. Bond will receive an equity grant of 12,338 Restricted Stock Units and 12,338 stock options at exercise price equal to the closing price on the day of the grant.  The Restricted Stock Units and stock options generally will vest in four equal installments beginning on October 11, 2014 or the date on which there is a Change of Control of the Company, as defined under the Company's 2012 Omnibus Incentive Compensation Plan, as amended.  Mr. Bond's annual base salary will be $250,000 and he will be eligible for a targeted cash performance incentive opportunity equal to 50% of his annual base salary, which is the Company's standard target for its executive officers other than the CEO, and is otherwise consistent with the terms of such standard target opportunities as described in the Proxy Statement for the Company's 2013 Annual Meeting.

Mr. Bond will also be entitled to severance benefits under the Pulse Electronics Corporation Executive Severance Policy (the “Policy”).

A description of the Policy is set forth in the Company's Current Report on 8-K, filed on April 12, 2012, which is incorporated by reference herein.

Mr. Bond, 56, has served in various financial roles over the last two years with the Company, with his most recent assignment being Vice President and Treasurer of Pulse.  From 2008 to 2011, Mr. Bond was Senior Consultant and Principal at Clear Strategic Solutions, Inc., a financial and corporate development consulting firm.  Mr. Bond is a seasoned financial executive with over 30 years of experience and a proven record of success.  Mr. Bond was Head of Corporate Development and Mergers and Acquisitions at Lucent Technologies and Avaya, and at AT&T.  Mr. Bond has also held the positions of Senior Auditor at Deloitte, and Corporate Controller and VP of Finance at the Brookwood Companies, Inc. and at Bellwether, Inc.

Ms. Kinsch's annual base salary is $187,000.  Ms. Kinsch, 36, has been with Pulse since April 2011, and has been Pulse’s corporate controller since October 2011.  Prior to Pulse, she spent 12 years in public accounting at PwC, where she was a senior manager and spent two years in the firm’s national practice.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.32	Amended Exhibit A to Pulse Electronics Corporation Executive Severance Policy
10.41	Employment Letter Agreement dated October 11, 2013 for Michael C. Bond
99.1	Press Release of Pulse Electronics Corporation, dated October 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULSE ELECTRONICS CORPORATION

Date: October 11, 2013	By:	/s/ Drew A. Moyer
Drew A. Moyer
Senior Vice President and Chief Financial Officer